Exhibit 10.7

FOUNDER SHARE TRANSFER AGREEMENT

THIS FOUNDER SHARE TRANSFER AGREEMENT (this “Agreement”), dated as of [●], is entered into by and between STARRY SEA INVESTMENT LIMITED, a business company incorporated under the laws of the British Virgin Islands (the “Transferor”), and [●], a [●] citizen with ID number [●] (“Mr. Chen”).

RECITALS

A. Whereas, Transferor owns [●] issued and outstanding ordinary shares of STARRY SEA ACQUISITION CORP, an exempted company incorporated under the laws of the Cayman Islands (the “Issuer”); and

B. Whereas, Mr. Chen or his designated entity (the “Transferee”) desires to purchase from Transferor, and Transferor desires to sell to Transferee or its designated entity, [●] ordinary shares of the Issuer (the “Transferred Founder Shares”).

AGREEMENT

Now, Therefore, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Purchase and Sale of Shares. On the date hereof or any other date as may be agreed upon by the parties hereto, Transferor hereby sells the Transferred Founder Shares to Transferee, and Transferee hereby purchases the Transferred Founder Shares from Transferor at nil consideration. Upon transfer of the Transferred Founder Shares, Transferee shall own all right, title and interest in and to the Transferred Founder Shares, free and clear of all liens and encumbrances.

2. Actions to Effect Transfer. Transferee and Transferor shall jointly take such actions as may be necessary or desirable to effect the purchase and sale of the Transferred Founder Shares under applicable law. The fees and expenses of such actions shall be borne by Transferee.

3. Representations and Warranties of Transferor. Transferor hereby represents and warrants to Transferee as follows:

(a) Transferor owns of record and beneficially the Transferred Founder Shares, and has good and marketable title to the Transferred Founder Shares, free and clear of all liens and encumbrances.

(b) Transferor has full right, power and authority to enter into this Agreement and sell the Transferred Founder Shares pursuant to this Agreement.

(c) The execution and delivery of this Agreement by Transferor, and the performance by Transferor of its obligations hereunder, do not and will not conflict with applicable law or any agreement that is binding upon Transferor.

4. Representations and Warranties of Transferee. Transferee hereby represents and warrants to Transferor as follows:

(a) Transferee has full right, power and authority to enter into this Agreement and purchase the Transferred Founder Shares pursuant to this Agreement.

(b) The execution and delivery of this Agreement by Transferee, and the performance by Transferee of its obligations hereunder do not and will not conflict with applicable law or any agreement that is binding upon Transferee.

(c) Transferee is acquiring the Transferred Founder Shares for investment purposes only, for its own account and not as a nominee or agent for any other person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Transferee understands that the Transferred Founder Shares have not been registered under the Securities Act, nor registered under any state’s securities laws, and that the Transferred Founder Shares must be held indefinitely unless a subsequent disposition thereof either is registered under the Securities Act and applicable state securities laws, or is exempt from such registration.

5. Transfer Restrictions. Transferee acknowledges and agrees that the Transferred Founder Shares will be subject to certain transfer restrictions described in the Registration Rights Agreement to be entered into by and among the Issuer, the Transferor, the Transferee and certain other parties.

6. Miscellaneous.

(a) Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In the event the parties are unable to settle a dispute between them regarding this Agreement, such dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Administered Arbitration Rules of HKIAC then in effect. The arbitration tribunal shall consist of three arbitrators. The language of the arbitration shall be English.

(b) Entire Agreement. This Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto, with respect to the subject matter of this Agreement.

(c) Amendments; Waivers. This Agreement may be amended and the terms or covenants of this Agreement may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No waiver by any party hereto of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

(d) Notice. All notices and other communications which are required or permitted hereunder or in connection with this Agreement shall be in writing and shall be deemed to be sufficiently given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), postage prepaid, upon the earlier of actual delivery or upon three days after being mailed, and (c) if delivered by email, upon delivery in each case to the parties at the following address:

If to Transferor, to:

[●]
[●]
[●]
Attention: [●]
Email: [●]

If to Transferee, to:

[●]
[●]
[●]

Attention: [●]
Email: [●]

Either party hereto may, by notice given hereunder, designate any further or different address to which subsequent notices or other communications shall be sent.

(e) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f) Survival. The representations, warranties and agreements of the parties hereto set forth in Section 3 and Section 4 of this Agreement shall survive any expiration or termination of this Agreement.

(g) Attorneys’ Fees. If any party hereto seeks to enforce its rights under this Agreement, the prevailing party shall be entitled to recover reasonable fees, costs and expenses incurred in connection therewith including, without limitation, the fees, costs and expenses of attorneys, accountants and experts, whether or not litigation is instituted, and including such fees, costs and expenses of appeals.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

TRANSFEROR

By:
Name:
Title:

TRANSFEREE

By:
Name:
Title:

[Signature Page to Founder Share Transfer Agreement]

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